EXHIBIT 5.1

June 12, 2024

Cadiz Inc.

550 South Hope Street

Suite 2850

Los Angeles, CA  90071

Re:  Securities Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested our opinion, as set forth below, in connection with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, by Cadiz Inc., a Delaware corporation (the "Company") as to which this opinion is being filed as an exhibit (the "Registration Statement").  The Registration Statement relates to the registration of 2,500,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), issuable from time to time pursuant to the Cadiz Inc. 2019 Equity Incentive Plan (as amended, the "Plan").

     In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate.  We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.  As to questions of fact material to our opinion, we have relied upon the certificates of certain officers of the Company.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, rules or regulations.

     Subject to the foregoing, it is our opinion that, as of the date of effectiveness of the Registration Statement, the Shares have been duly authorized by all necessary corporate action of the Company, and upon issuance thereof in conformity with the terms of the Plan and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours, /s/ Howard J. Unterberger Law Office of Howard J. Unterberger